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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


       We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-_____) and related Prospectus of Coulter Pharmaceutical, Inc. for the registration of 1,655,000 shares of its Common Stock and to the incorporation by reference therein of our report dated January 27, 2000, with respect to the consolidated financial statements of Coulter Pharmaceutical, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.

Palo Alto, California
August 28, 2000

                                                   /s/ ERNST & YOUNG LLP